As filed with the Securities and Exchange Commission on June 8, 2023

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allegion Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	98-1108930
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Block D

Iveagh Court

Harcourt Road

Dublin 2, D02 VH94, Ireland

(Address of Principal Executive Offices)

Allegion plc Incentive Stock Plan of 2023

(Full title of the plan)

Jeffrey N. Braun

Senior Vice President and General Counsel

11819 N. Pennsylvania St.

Carmel, IN 46032

(Name and address of agent for service)

(317) 810-3700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Allegion plc Incentive Stock Plan of 2023 covered by this Registration Statement on Form S-8 (the “Registration Statement”) pursuant to Rule 428(b) under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Allegion plc (the “Company”) are incorporated by reference in this Registration Statement:

(1) the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2023 (the “Annual Report”), which contains audited financial statements for the Company’s latest fiscal year;

(2) the information specifically incorporated by reference into the Annual Report from the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2023;

(2) the description of the Company’s ordinary shares, $0.01 par value per share, contained in the Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 filed with the SEC on November 12, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.10 to the Annual Report, and any amendments or reports filed for the purpose of updating such description; and

(3) the Company’s Current Reports on Form 8-K filed with the SEC on April  17, 2023 and June 8, 2023.

All reports and other documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, together with any exhibits that are related to such items, shall not be deemed incorporated by reference in this Registration Statement unless otherwise indicated therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company is incorporated under the laws of Ireland.

Under Irish law, a company may not exempt its directors or the secretary from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors or secretaries may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

The Irish Companies Act only permits a company to pay the costs or discharge the liability of a director or the secretary where judgment is given in his/her favor in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the secretary. Any obligation of an Irish company which purports to indemnify a director or secretary of an Irish company over and above this will be void under Irish law, whether contained in its articles of association or any contract between the director or secretary and the company.

In addition, the Company’s Articles of Association provide, so far as permitted under the Irish Companies Act, that every director and the secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, secretary or employee of the Company and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

The Company will also indemnify any person who was, is or is threatened to be made a party to a Proceeding (defined below) by reason of the fact that he or she is or was an “officer” as such term is defined under the Exchange Act (excluding any director or secretary) as well as with individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise. “Proceeding” means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

The Company has taken out directors and officers liability insurance, as well as other types of insurance, for the Company’s directors, officers and secretary.

The Company and two of its subsidiaries have entered into indemnification agreements with each of its directors and secretary that will provide for indemnification and expense advancement (except in cases where the Company or any of its subsidiaries is proceeding against the indemnitee) and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated by reference in this Registration Statement:

Exhibit	Description

4.1	Amended and Restated Memorandum and Articles of Association of Allegion plc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2016)

4.2	Allegion plc Incentive Stock Plan of 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2023)

5.1*	Opinion of Arthur Cox LLP

23.1*	Consent of Arthur Cox LLP (included in Exhibit 5.1 hereto)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney (included as part of the signature page to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on June 8, 2023.

ALLEGION PLC

By:	/s/ Eric Gunning
Name:	Eric Gunning
Title:	Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John H. Stone and Michael J. Wagnes, each individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Stone John H. Stone	President and Chief Executive Officer (Principal Executive Officer)	June 8, 2023

/s/ Michael J. Wagnes Michael J. Wagnes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 8, 2023

/s/ Nickolas A. Musial Nickolas A. Musial	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	June 8, 2023

/s/ Kirk S. Hachigian Kirk S. Hachigian	Chairman of the Board and Director	June 8, 2023

/s/ Steven C. Mizell Steven C. Mizell	Director	June 8, 2023

/s/ Nicole Parent Haughey Nicole Parent Haughey	Director	June 8, 2023

/s/ Lauren B. Peters Lauren B. Peters	Director	June 8, 2023

/s/ Ellen Rubin Ellen Rubin	Director	June 8, 2023

/s/ Dean I. Schaffer Dean I. Schaffer	Director	June 8, 2023

/s/ Dev Vardhan Dev Vardhan	Director	June 8, 2023

/s/ Martin E. Welch, III Martin E. Welch, III	Director	June 8, 2023